Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that V.F. Corporation and the undersigned directors and officers of V.F. Corporation do hereby constitute and appoint Candace S. Cummings, Robert K. Shearer, and Eric C. Wiseman, and each of them, true and lawful attorneys-in-fact of the undersigned to execute on their behalf the Annual Report of V.F. Corporation on Form 10-K (including any amendments thereof) for the fiscal year of V.F. Corporation ended December 31, 2011, to be filed with the Securities and Exchange Commission.

IN WITNESS WHEREOF, each of the undersigned has duly executed this Power of Attorney this 14th day of February, 2012.

V.F. CORPORATION
ATTEST:
	By:	/s/ Eric C. Wiseman
/s/ Candace S. Cummings		Eric C. Wiseman
Candace S. Cummings		Chairman of the Board
Secretary

Principal Executive Officer:		Principal Financial Officer:

/s/ Eric C. Wiseman		/s/ Robert K. Shearer
Eric C. Wiseman		Robert K. Shearer
President and Chief Executive Officer		Senior Vice President and
Chief Financial Officer

/s/ Richard T. Carucci		/s/ Laura W. Lang
Richard T. Carucci, Director		Laura W. Lang, Director

/s/ Juliana L. Chugg		/s/ W. Alan McCollough
Juliana L. Chugg, Director		W. Alan McCollough, Director

/s/ Juan Ernesto de Bedout		/s/ Clarence Otis, Jr.
Juan Ernesto de Bedout, Director		Clarence Otis, Jr., Director

/s/ Ursula O. Fairbairn		/s/ M. Rust Sharp
Ursula O. Fairbairn, Director		M. Rust Sharp, Director

/s/ George Fellows		/s/ Raymond G. Viault
George Fellows, Director		Raymond G. Viault, Director

/s/ Robert J. Hurst		/s/ Eric C. Wiseman
Robert J. Hurst, Director		Eric C. Wiseman, Director